Exhibit 24.1
POWER OF ATTORNEY

[Excerpts from Unanimous Written Consent of the Board of Directors of M.D.C. Holdings, Inc. (the “Company”) as of April 27, 2021]

WHEREAS, at the Company’s Annual Meeting held on April 26, 2021, the Company’s shareholders approved the 2021 Equity Incentive Plan under which 3,000,000 shares are authorized for issuance in connection with the grant of non-qualified stock options, restricted stock, and other awards to selected employees of the Company; and
WHEREAS, the Company has determined it to be in its best interests to register the 3,000,000 newly authorized shares of the Company's common stock (the “Shares”) issuable in connection with awards to be granted pursuant to the 2021 Equity Incentive Plan under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 as prescribed by the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder;
FURTHER RESOLVED, that the officers of the Company, are authorized and directed to prepare a registration statement on Form S-8, together with all exhibits thereto (the "Registration Statement"), with respect to the offering of the Shares of common stock of the Company under the 2021 Equity Incentive Plan; and
FURTHER RESOLVED, that the Board hereby approves the execution of a power of attorney by each officer and director required to execute the Registration Statement or any amendments thereto (whether on behalf of the Company or as an officer or director thereof or by attesting the seal of the corporation or otherwise) appointing Robert N. Martin, Rebecca B. Givens or Joseph H. Fretz, or any of them, as the true and lawful attorney and agent to execute in their name, place and stead, in any capacity, such Registration Statement or amendments thereto and any and all instruments necessary to or in connection therewith, to attest the seal of the Company thereon, and to file the same with the Commission, such attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors every act whatsoever necessary or advisable to be done as fully and to all intents and purposes as any such officers or directors might or could do in person.

Signature	Date

/s/ Larry A. Mizel	April 27, 2021
Larry A. Mizel

/s/ David D. Mandarich	April 27, 2021
David D. Mandarich

/s/ Raymond T. Baker	April 27, 2021
Raymond T. Baker

/s/ Michael A. Berman	April 27, 2021
Michael A. Berman

/s/ David E. Blackford	April 27, 2021
David E. Blackford

/s/ Herbert T. Buchwald	April 27, 2021
Herbert T. Buchwald

/s/ Leslie B. Fox	April 27, 2021
Leslie B. Fox

/s/ Courtney L. Mizel	April 27, 2021
Courtney L. Mizel

/s/ Paris G. Reece III	April 27, 2021
Paris G. Reece III

/s/ David Siegel	April 27, 2021
David Siegel

2